                            SEE REVERSE SIDE
                                FOR THE
                           RESTRICTIVE LEGEND


        NUMBER                 [LOGO]                 SHARES
       SFU 1633                                     ***4000***

          INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

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THIS CERTIFIES THAT     SFU 001633                    4000*********
                               0425                   *4000********
                        NCO0002577                     **4000*******
                        MARTIN----                    ***4000******
                        EDWAT0000                     ****4000*****

is the owner of
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    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK $1.00 PAR VALUE OF

                              AMERICORP

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto.
     This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

     Dated  04/25/96

/s/ Lincoln E. Cryne              [seal]       /s/ James E. Beeninga
-----------------------------                  ----------------------------
               Secretary                                    President